EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fourth Quarter and Fiscal 2017 Results

Declares Quarterly Cash Dividend of $0.11 Per Share

HUNTINGTON BEACH, Calif., Feb. 22, 2018 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fourth quarter and fiscal year 2017 that ended on Tuesday, January 2, 2018. The fourth quarter and fiscal year 2017 results include one less operating week compared to the same periods in fiscal 2016.

Fourth Quarter 2017 Highlights Compared to Fourth Quarter 2016

  Total revenues declined 1.7% to $261.1 million (13 weeks vs. 14 weeks). The extra operating week in fiscal 2016 contributed approximately $21.3 million in sales. Excluding fiscal 2016’s extra operating week, fiscal 2017 total fourth quarter revenues increased approximately 6.9% compared to the same quarter last year.
  Total restaurant operating weeks increased approximately 6% (13 weeks vs. 13 weeks)
  Comparable restaurant sales increased 1.6%
  Net income and diluted net income per share were $23.5 million and $1.12, respectively, inclusive of a tax benefit of $15.7 million, or $0.75 diluted net income per share, from the revaluation of the Company’s net deferred tax liabilities as a result of the Tax Cuts and Jobs Act of 2017 (“Tax Act”).
  Excluding the Tax Act benefit, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share were $7.8 million and $0.37, respectively.

Fiscal 2017 Highlights Compared to Fiscal 2016

  Total revenues grew 3.9% to $1.0 billion (52 weeks vs. 53 weeks). The extra operating week in fiscal 2016 contributed approximately $21.3 million in sales last year. Excluding the extra operating week, total revenues increased approximately 6.2% compared to last year.
  Total restaurant operating weeks increased approximately 8% (52 weeks vs. 52 weeks)
  Comparable restaurant sales declined 0.7%
  Net income and diluted net income per share were $44.8 million and $2.06, respectively, inclusive of a tax benefit of $15.7 million, or $0.72 diluted net income per share, from the revaluation of the Company’s net deferred tax liabilities as a result of the Tax Act.
  Excluding the Tax Act benefit as well as charges for Hurricanes Harvey and Irma, severance related expenses resulting from a reorganization at the Company’s restaurant support center, and the write-off of the remaining net book value of certain convection ovens and point of sale terminals as a result of our new slow roasting oven and server handheld tablet rollouts, fiscal 2017 non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share were $30.8 million and $1.41, respectively.

“BJ’s solid fourth quarter comparable restaurant sales growth of 1.6% and strong traffic gains of 0.7% highlight the ongoing progress and initial financial benefits from the sales driving initiatives implemented at the start of 2017,” commented Greg Trojan, CEO. “This past year we undertook a series of challenging initiatives to continue our quest to be the leading casual dining concept. Our team members embraced this challenge as they learned and mastered new cooking methods, became proficient at taking orders on hand held devices and re-organized their processes to bring efficiencies to our growing off-premise revenue stream. As our team members worked through these learning curves and our guests experienced BJ’s higher quality dining experience, our sales strengthened and continue to show momentum in early fiscal 2018.

“Over the course of the year, our craveable, differentiated, high quality slow roast menu has become a guest favorite on weekends, while our daily Brewhouse Specials are contributing to meaningful mid-week sales growth. Consistent with our 2017 strategic priorities, we continued to grow our off premise channel in the fourth quarter through take-out, large party catering options and delivery. As a result, off premise sales grew at a healthy double digit pace in the fourth quarter and represented over 7% of our total sales, up from just 5.6% at the same time last year. As we move through 2018, I am extremely excited about our prospects to further perfect and optimize these platforms to drive additional top line sales and productivity throughout our entire business.”

In the fourth quarter of fiscal 2017, BJ’s opened two new restaurants in Bowie, Maryland and Taylor, Michigan, thereby achieving its goal of opening 10 new restaurants in fiscal 2017. “As previously announced, the slower rate of expansion in fiscal 2017 allowed us to focus on our operational initiatives and to shift personnel resources towards sales and traffic building initiatives and financial resources to expanded returns of capital to shareholders,” Trojan continued. “Looking at fiscal 2018, we will continue harvesting the opportunities available to us from our new platforms while focusing on other sales building and profitability enhancements. As a result, we anticipate opening four to six new restaurants this year. Notwithstanding our 2018 expansion plans, with only 197 restaurants in 26 states currently open and an estimated national capacity for at least 425 BJ’s restaurants, we remain excited about the significant ongoing mid- and long-term growth opportunity for the BJ’s brand and concept. With our sales growth and profit building operating plan, prudent restaurant expansion strategy, and steady return of capital to shareholders through share repurchases and our quarterly dividend, BJ’s is consistently executing on a range of initiatives to support our goal of further enhancing shareholder value.”

During the fourth quarter of 2017, the Company repurchased and retired approximately 0.3 million shares of its common stock at a cost of approximately $9.6 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 9.4 million shares at a cost of approximately $357.5 million and has reduced its outstanding share count approximately 31%. The Company currently has approximately $42.5 million available under its authorized $400 million share repurchase program.

The Company paid its first quarterly dividend of $0.11 per share of common stock on December 4, 2017, at a cost of approximately $2.3 million. On February 20, 2018, the Company’s Board of Directors declared a cash dividend of $0.11 per share of common stock payable March 27, 2018, to shareholders of record at the close of business on March 13, 2018. While the Company intends to pay quarterly cash dividends for the foreseeable future, the dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2017 earnings release today, February 22, 2018, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. currently owns and operates 197 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers. The Company’s restaurants are located in the 26 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where 63, 34 and 22, respectively, of our current 197 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	January 2, 2018		January 3, 2017		January 2, 2018		January 3, 2017
Revenues	$261,140	100.0%	$265,621	100.0%	$1,031,782	100.0%	$993,052	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	68,242	26.1	68,369	25.7	268,707	26.0	251,460	25.3
Labor and benefits	93,496	35.8	92,577	34.9	371,220	36.0	345,370	34.8
Occupancy and operating	55,809	21.4	54,892	20.7	219,863	21.3	204,583	20.6
General and administrative	13,911	5.3	14,356	5.4	55,447	5.4	55,406	5.6
Depreciation and amortization	17,434	6.7	16,345	6.2	68,665	6.7	64,275	6.5
Restaurant opening	668	0.3	1,761	0.7	3,873	0.4	6,977	0.7
Loss on disposal and impairment of assets	607	0.2	705	0.3	4,775	0.5	2,971	0.3
Natural disaster and related	-	-	-	-	905	0.1	-	-
Severance and legal settlements	-	-	-	-	423	-	369	-
Total costs and expenses	250,167	95.8	249,005	93.7	993,878	96.3	931,411	93.8
Income from operations	10,973	4.2	16,616	6.3	37,904	3.7	61,641	6.2

Other (expense) income:
Interest expense, net	(1,323)	(0.5)	(630)	(0.2)	(4,501)	(0.4)	(1,730)	(0.2)
Other income, net	513	0.2	367	0.1	1,987	0.2	1,180	0.1
Total other (expense) income	(810)	(0.3)	(263)	(0.1)	(2,514)	(0.2)	(550)	(0.1)
Income before income taxes	10,163	3.9	16,353	6.2	35,390	3.4	61,091	6.2

Income tax (benefit) expense	(13,323)	(5.1)	3,466	1.3	(9,390)	(0.9)	15,534	1.6

Net income	$23,486	9.0%	$12,887	4.9%	$44,780	4.3%	$45,557	4.6%

Net income per share:
Basic	$1.14		$0.56		$2.10		$1.91
Diluted	$1.12		$0.55		$2.06		$1.88

Weighted average number of shares outstanding:
Basic	20,637		22,855		21,374		23,824
Diluted	20,988		23,231		21,772		24,233

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	January 2, 2018 (unaudited)	January 3, 2017 (audited)
Cash and cash equivalents	$24,335	$22,761
Total assets	$684,958	$691,312
Total debt	$163,500	$148,000
Shareholders’ equity	$258,729	$274,897

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 2, 2018		January 3, 2017		January 2, 2018		January 3, 2017
Stock-based compensation (1)
Labor and benefits	$473	0.2%	$465	0.2%	$1,877	0.2%	$1,786	0.2%
General and administrative	1,202	0.5	482	0.2	5,069	0.5	3,741	0.4
Total stock-based compensation	$1,675	0.7%	$947	0.4%	$6,946	0.7%	$5,527	0.6%

Operating Data
Comparable restaurant sales % change (2)	1.6%		(2.2%)		(0.7%)		(1.3%)
Restaurants opened during period	2		5		10		17
Restaurants open at period-end	197		187		197		187
Restaurant operating weeks	2,544		2,597		10,012		9,425

(1) Percentages represent percent of total revenues.
(2) Additional operating week excluded from the fourth quarter and year ended January 3, 2017.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the fourth quarter ended January 2, 2018, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the tax benefit resulting from changes in U.S. tax law.

For fiscal year 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of certain convection ovens and point of sale terminals, as a result of our new slow roasting oven and server handheld tablet rollouts, natural disaster and related expense resulting from Hurricanes Harvey/Irma, as well as severance related expenses incurred to reorganize the Company’s restaurant support center, offset by the tax benefit resulting from changes in U.S. tax law. For fiscal year 2016, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the settlement of a wage and hour claim.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fourth Quarter Ended
	January 2, 2018			January 3, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$23,486	9.0%	$1.12	$12,887	4.9%	$0.55
Re-measurement of net deferred tax liability to new corporate tax rate	(15,705)	(6.0)	(0.75)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$7,781	3.0%	$0.37	$12,887	4.9%	$0.55

	Fiscal Year Ended
	January 2, 2018			January 3, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$44,780	4.3%	$2.06	$45,557	4.6%	$1.88
Loss on disposal and impairment of assets	1,426	0.1	0.07	-	-	-
Natural disaster related expenses	905	0.1	0.04	-	-	-
Severance related expenses	423	-	0.02	369	-	0.02
Income tax effect of reconciling items (1)	(1,057)	(0.1)	(0.05)	(139)	-	(0.01)
Re-measurement of net deferred tax liability to new corporate tax rate	(15,705)	(1.5)	(0.72)	-	-	-
Non-GAAP adjusted net income & diluted net income per share	$30,772	3.0%	$1.41	$45,787	4.6%	$1.89

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) The income tax effect of the reconciling items was calculated based on the change in the tax provision calculation after adjusting for the reconciling items.

Restaurant Level Operating Margin
Restaurant level operating margin, a Non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the fourth quarter and fiscal year ended January 2, 2018 and January 3, 2017 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 2, 2018		January 3, 2017		January 2, 2018		January 3, 2017
Income from operations	$10,973	4.2%	$16,616	6.3%	$37,904	3.7%	$61,641	6.2%
General and administrative	13,911	5.3	14,356	5.4	55,447	5.4	55,406	5.6
Depreciation and amortization	17,434	6.7	16,345	6.2	68,665	6.7	64,275	6.5
Restaurant opening	668	0.3	1,761	0.7	3,873	0.4	6,977	0.7
Loss on disposal and impairment of assets	607	0.2	705	0.3	4,775	0.5	2,971	0.3
Natural disaster and related	-	-	-	-	905	0.1	-	-
Severance related expenses	-	-	-	-	423	-	369	-
Restaurant level operating margin	$43,593	16.7%	$49,783	18.7%	$171,992	16.7%	$191,639	19.3%

Percentages above represent percent of total revenues and may not reconcile due to rounding.